Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE (IF ANY) HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWERS.

Original Issue Date: June 4, 2019

Reissuance Date: February 10, 2020

Original Principal Amount: $11,500,000

AMENDED AND RESTATED PROMISSORY NOTE

THIS AMENDED AND RESTATED PROMISSORY NOTE is one of a series of duly authorized and validly issued Promissory Notes of MariMed Hemp Inc., a Delaware corporation (the “Company”) and MariMed Inc., a Delaware corporation (“MariMed” and together with the Company, the “Borrowers”), each having its principal place of business at 10 Oceana Way, Norwood, MA 02062 (this note, as amended, restated, supplemented or otherwise modified from time to time, the “Note” and collectively with the other notes of such series, the “Notes”) and is issued pursuant to the Facility Agreement (as defined below). This Note amends, restates, renews and replaces that certain Promissory Note made by Borrower to the order of Holder (as defined below) on the Original Issue Date (the “Original Note”). This Note is not intended to, nor shall it be construed to, constitute a novation of the Original Note or the obligations contained therein.

FOR VALUE RECEIVED, the Borrowers, jointly and severally as co-borrowers, promise to pay to SYYM LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of eleven million five hundred thousand dollars ($11,500,000) in cash on the Maturity Date (as defined below) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay such other amounts due and payable hereunder in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Facility Agreement and (b) the following terms shall have the following meanings:

“Additional Collateral” means any property taken, or that may be taken after the date hereof, as collateral for the repayment of the Note pursuant to the Illinois Security Agreement, the Massachusetts Security Agreement (Springing), the Brands Security Agreement and the Pledge Agreement.

“Agent” means SYYM LLC, a Delaware limited liability company.

“Bankruptcy Event” means any of the following events: (a) any Loan Party commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to such Loan Party, (b) there is commenced against a Loan Party any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) a Loan Party is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) a Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) a Loan Party makes a general assignment for the benefit of creditors, or (f) a Loan Party admits in writing its inability to pay its debts as they become due or that it is insolvent.

“Board of Directors” means the board of directors or equivalent governing body of a Borrower.

“Brands Security Agreement” means that certain Security Agreement, dated February 10, 2020, by among Agent and MariMed.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of MariMed, $0.001 par value per share.

“Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or by way of a merger) of any property by any Person, including any sale, assignment, transfer, exclusive license or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory or used equipment in the ordinary course of business on ordinary business terms.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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“Event of Default” shall have the meaning set forth in Section 4(a).

“Facility Agreement” means that certain Facility Agreement dated as of June 4, 2019 between the Borrowers, Agent and the lenders signatory thereto, as amended by the Amendment Agreement dated February 10, 2020.

“Illinois Security Agreement” means that certain Security Agreement, dated February 10, 2020, by and among Agent and KPG of Anna LLC and KPG of Harrisburg LLC.

“Indebtedness” of a Loan Party, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, other than ordinary trade payables that are not past due; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by such Loan Party providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) all obligations or liabilities secured by a lien on the assets of such Loan Party, (h) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not or would not constitute a liability on the balance sheet of such Loan Party, (i) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of Indebtedness set out in clauses (a) through (h) of a Person other than such Loan Party; and (j) Indebtedness set out in clauses (a) through (i) of any Person other than such Loan Party secured by any lien on any asset of such Loan Party, whether or not such Indebtedness has been assumed by such Loan Party.

“Liens” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan Parties” and “Loan Party” means, each of the following Persons individually and collectively, the Borrowers, KPG of Anna LLC, KPG of Harrisburg LLC and ARL Healthcare, Inc.

“Massachusetts Security Agreement (Springing)” means the Security Agreement, dated February 10, 2020, by and among Agent and ARL Healthcare, Inc.

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“Maturity Date” shall have the meaning set forth in Section 2(b).

“New York Courts” shall have the meaning set forth in Section 6(d).

“Note Register” shall have the meaning set forth in Section 3(c).

“Obligations” shall have the meaning set forth in Section 5(k)(i).

“Original Issue Date” means June 4, 2019, regardless of any transfers of this Note or amendments to this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Person” means any natural person, corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association, company, or other entity, and any governmental authority or self-regulatory organization.

“Pledge Agreement” means that certain Pledge Agreement, dated February 10, 2020, by and among Agent and MariMed with respect to MariMed’s ownership of Equity Interests of KPG of Anna LLC, KPG of Harrisburg LLC and ARL Healthcare Inc.

“Subsidiaries” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person.

Section 2. Payments.

a) Amortization Payments. The Borrowers shall make principal amortization payments of $2,300,000 in cash (by wire transfer of immediately available funds) on or before each of February 28, 2020, March 31, 2020, April 30, 2020 and May 31, 2020; provided, however, the failure of the Borrowers to make any such amortization payment shall not result in an Event of Default hereunder unless the Borrowers fail to repay at least $3,000,000 of principal in cash on or before April 30, 2020.

b) Final Payment. The entire outstanding principal balance of this Note, all accrued and unpaid interest thereon and all other amounts required to be paid by the Borrowers hereunder shall be due and payable in cash (by wire transfer of immediately available funds) on June 15, 2020 (the “Maturity Date”).

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c) Interest. Interest shall accrue on the outstanding principal balance of this Note at the rate of fifteen percent (15%) per annum, calculated based on a 360-day year, commencing as of February 1, 2020. Interest shall be due and payable in-kind monthly in arrears on the last Business Day of each calendar month by adding the amount of the interest payment to the outstanding principal balance of this Note.

d) Optional Prepayment. Subject to the provisions of this Section 2(d), the Borrowers may, at any time, prepay all, or a portion, of the then outstanding principal amount of this Note, accrued and unpaid interest thereon and all other amounts due and owing hereunder in cash. Any partial prepayment shall be in increments of at least $250,000.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amounts of Notes of different denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Borrowers of this Note, the Borrowers and any agent of the Borrowers may treat the Person in whose name this Note is duly registered in the books and records of the Borrowers regarding registration and transfers of the Notes (the “Note Register”) as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and none of the Borrowers nor any such agent shall be affected by notice to the contrary.

Section 4. Covenants.

a) As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, each Borrower shall not, and shall not permit any Loan Party to, directly or indirectly:

i.       enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral or the Additional Collateral (provided, however, once the Borrowers have repaid at least $6,900,000 of the principal amount of this Note, this Section 4(a)(i) shall no longer apply with respect to the properties, assets and Equity Interests of ARL Healthcare Inc.);

ii.       dispose of any Collateral or any Additional Collateral (other than, with respect to Additional Collateral, sales of inventory in the ordinary course of business);

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iii.       amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

iv.       repay, repurchase or offer to repay, repurchase or otherwise acquire any of its Equity Interests; or

v.       pay dividends or distributions (whether in cash or other assets) on any of its Equity Interests (other than a dividend or distribution by MariMed payable solely in shares of MariMed’s Common Stock).

b) As long as any portion of this Note remains outstanding, no Loan Party shall consolidate with or merge with or into, or sell, convey, lease or transfer in any manner all or substantially all of its properties and assets (in a single or series of transactions) to, another Person or Persons, unless, simultaneously with the consummation of such transaction, the Borrowers repay to the Holders the entire outstanding principal balance of this Note, all accrued and unpaid interest thereon and all other amounts required to be paid by the Borrowers hereunder.

Section 5. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.    any default in the payment of (A) principal, (B) interest or (C) any other amounts due owing, in each case, under this Note or any of the other Transaction Documents as and when the same shall become due and payable;

ii.    a Borrower shall fail to observe or perform any other covenant or agreement contained in this Note or any of the other Notes which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) days after notice of such failure to the Company and (B) ten (10) days after a Borrower has become or should have become aware of such failure;

iii.    a Loan Party shall fail to observe or perform any covenant or agreement contained any Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) days after notice of such failure to the Company and (B) ten (10) days after the applicable Loan Party has become or should have become aware of such failure, or an event of default occurs under any Transaction Document;

iv.    any representation or warranty made in this Note or any of the other Notes, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered by the Borrowers or any of their Subsidiaries shall be untrue or incorrect in any material respect as of the date when made or deemed made;

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v.    a Loan Party or any Subsidiary thereof shall be subject to a Bankruptcy Event;

vi.    a Loan Party shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $500,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vii.    a Borrower, any Subsidiary of a Borrower, or any current officer, director or senior executive of a Borrower or Subsidiary thereof shall be indicted or convicted (including in a settled action or by plea of nolo contendere) for any felony, in each case, related to the business of such Borrower or Subsidiary.

b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the outstanding principal amount of this Note and accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash; provided, that such acceleration shall be automatic, without any notice or other action of the Holder required, in respect of an Event of Default occurring pursuant to clause (v) of Section 5(a). In connection with such acceleration described herein, the Holder need not provide, and the Borrowers hereby waive, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder, the other Transaction Documents and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Borrowers, at the address set forth above, or such other facsimile number, email address, or address as the Borrowers may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Borrowers hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or email address or address of the Holder appearing on the books of the Borrowers, or if no such facsimile number or email attachment or address appears on the books of the Borrowers, at the principal place of business of such Holder, as set forth in the Facility Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 11:59 p.m. (New York City time) on any day and with respect to other notices prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of this Note and other amounts due and payable hereunder at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Borrowers. All payments hereunder shall be made without deduction, offset, counterclaim or defenses of any nature whatsoever.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Borrowers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Borrowers.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to any laws of the State of New York that would require the application of the laws of another jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

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e) Amendments; Waivers. No provision herein may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Borrowers and the Holder, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

f)   Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrowers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrowers from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrowers (to the extent it may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Borrowers to comply with the terms of this Note. The Borrowers covenant to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Borrowers (or the performance thereof). Each Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. Each Borrower shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm each Borrower’s compliance with the terms and conditions of this Note.

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h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)   Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)   Security Interest. The Borrowers’ obligations under this Note are secured by a first ranking lien and security interest in the Collateral and the Additional Collateral in favor of Agent (for the benefit of and on behalf of the Holder) pursuant to the terms and conditions of the Facility Agreement, the Brands Security Agreement, the Massachusetts Security Agreement (Springing), the Illinois Security Agreement and the Pledge Agreement.

k) Co-Borrowers.

i.       Borrowers are jointly and severally liable for all of the indebtedness, obligations, and liabilities of the Borrowers now or hereafter existing under this Note and the Transaction Documents, whether for principal, interest, fees, expenses, indemnification or otherwise (the “Obligations”) and the Holder may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Note and the Transaction Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between the Holder and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the principal amount of this Note were advanced to such Borrower. The Holder may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of all Borrowers. This authorization cannot be revoked, and the Holder need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

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ii.       Notwithstanding any other provision of this Note or any other Transaction Document, each Borrower irrevocably waives, until all Obligations are paid in full, all rights that it may have at law or in equity (including, without limitation, any law subrogating a Borrower to the rights of the Holder under this Note or any other Transaction Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Transaction Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with the Transaction Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for the Holder and such payment shall be promptly delivered to the Holder for application to the Obligations, whether matured or unmatured.

iii.       Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase a Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. The Holder’s failure at any time to require strict performance by any Borrower of any provision of this Note or the other Transaction Documents shall not waive, alter or diminish any right of the Holder thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of the Holder that changes the scope of such Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against the Holder any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to the Holder with respect to the Obligations in any manner or whatsoever.

iv.       The liability of the Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which the Holder may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations. Without notice to any given Borrower and without affecting the liability of any given Borrower hereunder, the Holder may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

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v.       Post Judgment Interest. If Holder obtains a money judgment against Borrowers on this Note, Borrowers agree that, to the extent permitted by applicable law, the judgment shall bear interest at the rate of fifteen percent (15%) per annum until the judgment, including, without limitation, the principal of this Note, is paid in full and satisfied. Borrowers acknowledge that this judgment interest rate may be higher than the statutory judgment rate contained in NYS CPLR Section 5004.

vi.       Costs of Enforcement. Notwithstanding anything contained herein or in the other Transaction Documents to the contrary, the Borrowers agree to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

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(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties below have caused this Note to be duly executed by a duly authorized officer as of the Original Issue Date.

Marimed hemp inc.

By:
Name:
Title:
Facsimile No. for delivery of Notices: _________________
E-mail Address for delivery of Notices: _____________

MARIMED INC.

By:
Name:
Title:
Facsimile No. for delivery of Notices: _________________
E-mail Address for delivery of Notices: _________________

SYYM LLC

By:
Name:	Brett Cohen
Title:	President
Facsimile No. for delivery of Notices: (212) 253-4093
E-mail Address(es) for delivery of Notices:
sehrenberg@jgbcap.com, bcohen@jgbcap.com, dariyeh@jgbcap.com, vvacco@jgbcap.com

Signature Page to Note